Exhibit 10.24

SECOND AMENDMENT TO THE EDGEWELL PERSONAL CARE COMPANY EXECUTIVE SAVINGS INVESTMENT PLAN
(As amended and restated effective as of January 1, 2015)

WHEREAS, the Edgewell Personal Care Company (the "Company") sponsors the Edgewell Personal Care Company Executive Savings Investment Plan ("Plan") to provide retirement benefits for its eligible employees;

WHEREAS, the Edgewell Personal Care Company Benefits Governance Committee ("Committee") has been delegated authority to amend the Plan; and

WHEREAS, the Committee wishes to amend the Plan to reflect the updated name of the Company's 40l(k) Plan, and to clarify how to calculate the Company matching contribution provided for under the Plan.
NOW, THEREFORE, effective January 1, 2018, the Plan is amended as follows:

I.    Section 1.24 of the Plan document is hereby deleted.
2.A new Section 1.18 is added to the Plan to read as follows, and all subsequent Sections of Article I are renumbered accordingly:
1.18    "40l(k) Plan" means the Edgewell Personal Care 40l(k) Plan (formerly known as the Energizer Holdings, Inc. Savings Investment Plan), as amended from time to time.

3.Any reference to "SIP" throughout the Plan document shall be replaced with "40l(k) Plan."
4.Section 3.2(a) of the Plan is amended in its entirety to read as follows:

(a)If the Participant does not contribute the maximum elective deferral amount permitted under Code Section 402(g) for such Year to the 401(k) Plan, the Participant will not be eligible for the Company Matching Contribution described above; and

IN WITNESS WHEREOF, the Company has caused this Plan amendment to be executed effective as of the 15th day of September 2017.

Edgewell Personal Care Company

By:/s/ John N. Hill

Name: John Hill
Title:VP, Human Resources